Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-262626) pertaining to the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan of our report dated June 24, 2024, with respect to the financial statements and schedules of the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

June 24, 2024